UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

iGo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30907	86-0843914
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17800 North Perimeter Dr., Suite 200,

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 596-0061

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Darryl S. Baker has resigned his position as Vice President, Chief Financial Officer, and Treasurer of iGo, Inc. (the “Company”), effective as of May 21, 2012. Mr. Baker’s responsibilities will be assumed by the Company’s Chief Executive Officer and other members of the Company’s management team. A replacement has not been named at this time.

Pursuant to the Company’s severance policy, Mr. Baker will receive cash severance compensation equal to six months of his current annual base salary and continued health benefits for a period of six months. In addition, a pro-rata number of Mr. Baker’s restricted stock units will become vested upon the effectiveness of his resignation.

A copy of the Company’s press release announcing Mr. Baker’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGO, INC.

Date: May 18, 2012	By:	/s/ Michael D. Heil
Michael D. Heil President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release dated May 18, 2012.